Exhibit 23.5

CONSENT OF MAULDIN & JENKINS, LLC

CONSENT OF INDEPENDENT PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 2 to the Registration Statement (No. 333-205986) on Form S-4 of River Financial Corporation of our report dated May 14, 2015, with respect to the consolidated financial statements as of December 31, 2014 and 2013 and for the years then ended of Keystone Bancshares, Inc. and Subsidiary, appearing in the joint Proxy Statement-Prospectus, which is part of this Registration Statement. We also consent to the reference to our firm as it appears under the caption “Experts.”

Birmingham, Alabama

October 15, 2015	/s/ Mauldin & Jenkins, LLC

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